EXHIBIT 99.1

Acura Pharmaceuticals, Inc. Names Albert W. Brzeczko, Ph.D. VP, Technical Affairs

PALATINE, Ill., Feb. 9, 2009 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) announced that Albert W. Brzeczko, Ph.D. has been named the Company's Vice President, Technical Affairs effective February 9, 2009. From 1999 through 2009, Dr. Brzeczko was Vice President, Global Pharma New Product Development and Pharma Technologies for International Specialty Products, Inc., a contract services group specializing in the development of technologies for the bioenhancement of poorly soluble drugs. Prior to 1999, Dr. Brzeczko held various positions of increasing responsibility in pharmaceutical product development with UPM Pharmaceuticals, Banner Pharmacaps, Mylan Laboratories, and DuPont Merck. Dr. Brzeczko received a Bachelor of Science degree in biochemistry and a Ph.D. in pharmaceutical sciences from the University of Maryland.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of innovative Aversion(r) (abuse deterrent) Technology and related product candidates.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

CONTACT:  Acura Pharmaceuticals
          Peter A. Clemens, SVP Investor Relations & CFO
          847-705-7709